UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2006

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-9273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Boone Avenue North
Minneapolis, MN		55428
(Address of principal executive offices)		(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement

On February 27, 2006, MOCON, Inc. entered into a stock purchase agreement pursuant to which MOCON agreed to sell all of the issued and outstanding capital stock of its wholly-owned subsidiary Lab Connections, Inc. to Leap Technologies in exchange for $517,296 in cash, subject to a purchase price adjustment based on the amount of Lab Connections’ net tangible assets as of the closing date.  The stock purchase agreement contains other terms and provisions which are customary for stock purchase transactions of this nature.  A copy of the stock purchase agreement is attached to this report as Exhibit 10.1 and is incorporated herein by this reference.  Before the negotiation and execution of the stock purchase agreement, there was no material relationship between MOCON and any of its affiliates, on the one hand, and Leap Technologies, on the other hand.  On February 28, 2006, the parties closed the transaction.

Section 9 – Financial Statements and Exhibits

Item 9.01                                             Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of February 27, 2006 between Leap Technologies, Lab Connections, Inc. and MOCON, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: March 2, 2006	By:	/s/ Darrell B. Lee
Darrell B. Lee
Vice President and Chief Financial Officer

MOCON, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Stock Purchase Agreement dated as of February 27, 2006 between Leap Technologies, Lab Connections, Inc. and MOCON, Inc.	Filed herewith